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EXHIBIT 10


                                OHIO CASUALTY CORPORATION
                        2002 BROAD-BASED EMPLOYEE STOCK OPTION PLAN


        1. Purpose. The purpose of the Ohio Casualty Corporation 2002 Broad-Based Employee Stock Option Plan (the "Plan") is to attract and retain outstanding individuals as employees of Ohio Casualty Corporation ("Ohio Casualty") and our Subsidiaries, and to furnish incentives to these persons by providing them opportunities to acquire our common shares on advantageous terms.

        2. Administration. The Plan will be administered by the Executive Compensation Committee of our Board of Directors or by another committee of directors designated by the Board from time to time (the "Committee"). The Committee shall have the authority to grant Non-Qualified Stock Options under the Plan; determine the terms of the Non-Qualified Stock Options; interpret the Plan; prescribe, amend and rescind rules and regulations relating to the Plan and the Non-Qualified Stock Options; and make all other determinations necessary or advisable for the administration of the Plan. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan will be final, conclusive and binding upon all persons participating in the Plan and any person validly claiming under or through persons participating in the Plan. A majority of the members of the Committee will constitute a quorum at any meeting of the Committee, and all determinations of the Committee at a meeting will be made by a majority of its members. Any determination of the Committee under the Plan may be made without a meeting of the Committee by a writing signed by all of its members. The Company will grant the Non-Qualified Stock Options under the Plan in accordance with the determination of the Committee.

        3. Participants. Participants in the Plan will consist of the full-time and Part Time A employees of Ohio Casualty and our Subsidiaries (other than officers, who shall not be eligible to participate in the Plan) whom the Committee in its sole discretion designates from time to time to receive Non-Qualified Stock Options under the Plan. The Committee will consider the factors it deems pertinent in selecting Participants and in determining the amount of their respective Non-Qualified Stock Options, including without limitation (i) the financial condition of Ohio Casualty and its Subsidiaries;
(ii) anticipated profits for the current or future years; (iii) contributions of Participants to the profitability and development of Ohio Casualty and our Subsidiaries; and (iv) other compensation provided to Participants.

        4. Limitation on Grants of Non-Qualified Stock Options. The maximum aggregate number of common shares with respect to which Non-Qualified Stock Options may be granted to any Participant in any calendar year is 75,000 common shares.

        5. Common Shares Reserved Under the Plan. Subject to Section 12, an aggregate of two million (2,000,000) common shares, which may be newly issued or treasury shares, has been reserved for issuance under the Plan. If there is a lapse, expiration, termination or cancellation of any Non-Qualified Stock Options granted without the issuance of common shares or payment of cash thereunder, the common shares subject to or reserved for those Non-Qualified Stock Options may again be used for new Non-Qualified Stock Options under the Plan.


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        6.  Terms of Non-Qualified Stock Options.  Non-Qualified Stock Options
will consist of options to purchase common shares at exercise prices of not less than One Hundred Percent (100%) of the Fair Market Value of the common shares on the date of grant. Non-Qualified Stock Options will be exercisable over a period of not more than ten (10) years after the date of grant. If a Participant's employment is terminated for any reason other than for Cause, Retirement, death or Disability, the right of the Participant to exercise a Non-Qualified Stock Option will terminate upon the earlier of the end of the original term of the Non-Qualified Stock Option or thirty (30) days after the date the Participant's employment is terminated. In the event of termination of employment due to Retirement, the right of the Participant to exercise a Non-Qualified Stock Option will terminate upon the earlier of the end of the original term of the Non-Qualified Stock Option or three (3) months after the date of termination of employment due to Retirement. If the Participant should suffer a Disability or die while employed, the right of the Participant or his or her successor in interest to exercise a Non-Qualified Stock Option will terminate upon the earlier of the end of the original term of the Non-Qualified Stock Option or one (1) year after the date of termination of employment as a result of such Disability or death. If the Participant should die within one
(1) year after termination of employment due to Retirement or Disability, the right of his or her successor in interest to exercise a Non-Qualified Stock Option will terminate upon the earlier of one (1) year after termination of employment as a result of such Retirement or Disability or the end of the original term of the Non-Qualified Stock Option. If the Participant's employment is terminated for Cause, all Non-Qualified Stock Options held by such Participant shall terminate on the date of termination of employment.
For purposes of this Section, the date of termination will be the last day of employment.

        7. Non-transferability. Each Non-Qualified Stock Option granted under the Plan will not be transferable other than by will or the laws of descent and distribution, and will be exercisable, during a Participant's lifetime, only by the Participant or the Participant's guardian or legal representative.

        8. Other Provisions. The grant of any Non-Qualified Stock Option under the Plan may also be subject to other provisions (whether or not applicable to any Non-Qualified Stock Option granted to any other Participant) which the Committee determines appropriate including, without limitation, vesting requirements, provisions for the payment of the option exercise price for common shares subject to a Non-Qualified Stock Option by delivery of other common shares of Ohio Casualty having a then Fair Market Value equal to the option exercise price of the common shares, restrictions on resale or other disposition, such provisions as may be appropriate to comply with federal or state securities laws and stock exchange requirements and understandings or conditions as to the Participant's employment in addition to those specifically provided for under the Plan.

        The Committee may, in its discretion, permit payment of the option exercise price for common shares subject to Non-Qualified Stock Options by delivery of a properly executed exercise notice together with a copy of irrevocable instructions to a broker to deliver promptly to Ohio Casualty the amount of sale or loan proceeds to pay the option exercise price. To facilitate this, Ohio Casualty may enter into agreements for coordinated procedures with one or more brokerage firms.


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        The Committee may, in its discretion and subject to any rules it may adopt, permit a Participant to pay the federal, state and local taxes, including FICA withholding tax, arising in connection with the exercise of a Non-Qualified Stock Option, by electing to have Ohio Casualty withhold common shares, or to deliver other previously acquired common shares of Ohio Casualty having a Fair Market Value approximately equal to the amount to be withheld.

        9. Term of Plan and Amendment, Modification, Cancellation or Acceleration of Non-Qualified Stock Options. No Non-Qualified Stock Options will be granted under the Plan more than ten (10) years after the date of the original adoption of the Plan by Ohio Casualty's Board of Directors. The terms and conditions applicable to any Non-Qualified Stock Option granted prior to the end of the Plan's term may at any time be amended, modified or canceled, without shareholder approval, by mutual agreement between the Committee and the Participant or the other persons as may then have an interest therein. Notwithstanding any other provisions in this Plan, the Committee may, at any time and in its sole discretion, declare any or all Non-Qualified Stock Options then outstanding under the Plan to be exercisable and any or all then outstanding Non-Qualified Stock Options to be vested, whether or not the Non-Qualified Stock Options are then otherwise exercisable or vested.

        10. Taxes. Ohio Casualty will be entitled to withhold the amount of any tax attributable to any common shares deliverable under the Plan after giving the person entitled to receive the common shares notice thereof, and Ohio Casualty may defer making delivery if any such tax may be due unless and until indemnified to its satisfaction.

        11. Misconduct. If the Committee concludes in good faith that a Participant has (i) used for profit or disclosed to unauthorized persons, confidential information or trade secrets of Ohio Casualty or our Subsidiaries,
(ii) breached any contract with or violated any fiduciary obligation to Ohio Casualty or our Subsidiaries or (iii) engaged in unlawful trading in the securities of Ohio Casualty or our Subsidiaries or of another corporation based on information gained as a result of the Participant's employment with Ohio Casualty or our Subsidiaries, then that Participant shall forfeit all rights to any unexercised Non-Qualified Stock Options granted under the Plan and all of that Participant's outstanding Non-Qualified Stock Options shall automatically terminate and lapse, unless the Committee shall determine otherwise.

	12. Effect of Change in Common Shares Subject to the Plan. If, following the date of adoption of this Plan by Ohio Casualty's Board of Directors, there is a common share dividend or common share split, recapitalization (including payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares or other similar corporate changes affecting the outstanding common shares of Ohio Casualty, the Committee will appropriately adjust the aggregate number of common shares available for issuance under the Plan pursuant to Section 5 and the number of common shares subject to outstanding Non-Qualified Stock Options (as well as any share-based limits imposed under this Plan), the respective prices and/or limitations applicable to outstanding Non-Qualified Stock Options and any other affected factor, limit or term applying to Non-Qualified Stock Options.


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        13.  Merger, Consolidation, Etc.  If Ohio Casualty undergoes a merger
(other than a merger effected for the purpose of changing the state of incorporation) or consolidation or if there is a reclassification of its common shares or the exchange of its common shares for the securities of another person which has acquired Ohio Casualty's assets or which is in control (as defined in Section 368(c) of the Code) of a person which has acquired Ohio Casualty's assets, where the terms of such plan or agreement are binding upon all shareholders of Ohio Casualty, except to the extent that dissenting shareholders may be entitled to relief under Section 1701.85 of the Ohio Revised Code, then all outstanding Non-Qualified Stock Options shall become fully exercisable (whether or not exercisable by the terms of the applicable option agreement). Each Participant shall then be entitled to receive, upon payment of the amount required for exercise of each Non-Qualified Stock Option, securities or cash consideration, or both, equal to those the Participant would have been entitled to receive under the plan or agreement if the Participant had exercised the Non-Qualified Stock Option immediately prior to any such transaction.

        14. Buy Out of Option Gains. The Committee shall have the right at any time to elect, in its sole discretion and without the consent of a Participant, to cancel any or all outstanding Non-Qualified Stock Options held by that Participant and pay to that Participant the excess of the Fair Market Value of the common shares covered by such Non-Qualified Stock Option over the exercise price of the Non-Qualified Stock Option at the date the Committee provides written notice (the "Buy Out Notice") of the intention to exercise the right. Buy outs pursuant to this provision shall be completed by Ohio Casualty as promptly as possible after the date of the Buy Out Notice. Payments of buy out amounts may be made in cash, in common shares, or partly in cash and partly in common shares, as the Committee deems advisable. To the extent payment is made in common shares, the number of shares shall be determined by dividing the amount of the payment to be made by the Fair Market Value of a common share at the date of the Buy Out Notice. In no event shall Ohio Casualty be required to deliver a fractional common share in satisfaction of this buy out provision. Payments of any such buy out amounts shall be made net of any applicable foreign, federal (including FICA), state and local withholding taxes.

        15. Amendment and Termination of Plan. The Committee may amend the Plan from time to time or terminate the Plan at any time without the approval of the shareholders of Ohio Casualty. No action to amend or terminate the Plan may reduce the then existing amount of any Participant's Non-Qualified Stock Options or adversely change the terms and conditions thereof without the Participant's consent.

        16. No Right to Options or Employment. No employee or other person shall have any claim or right to be granted a Non-Qualified Stock Option under the Plan. Having received a Non-Qualified Stock Option under the Plan shall not give an employee any right to receive any other grant under the Plan. A Participant shall have no rights to or interest in any Non-Qualified Stock Option except as set forth herein. Neither the adoption of the Plan nor the granting of any Non-Qualified Stock Options under the Plan will confer upon any employee of Ohio Casualty or any Subsidiary any right to continued employment with Ohio Casualty or any Subsidiary, as the case may be, nor will it interfere in any way with the right of Ohio Casualty or a Subsidiary to terminate the employment of any of its employees at any time, with or without cause.


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	17.  Indemnification.  Each individual who is or was a member of the
Committee or of the Board will be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be made a party or in which he or she may be involved by reason of any action taken or failure to take action under the Plan as a Committee member and against and from any and all amounts paid, with the Company's approval, by him or her in settlement of any matter related to or arising from the Plan as a Committee member; or paid by him or her in satisfaction of any judgment in any action, suit or proceeding relating to or arising from the Plan against him or her as a Committee member, but only if he or she gives the Company an opportunity, at its own expense, to handle and defend the matter before he or she undertakes to handle and defend it in his or her own behalf. The right of indemnification described in this section is not exclusive and is independent of any other rights of indemnification to which the individual may be entitled under the Company's organizational documents, by contract, as a matter of law, or otherwise.

        18. Other Company Awards and Compensation Programs. Unless otherwise required by law, Non-Qualified Stock Options and common shares received by a Participant under the Plan will not be deemed a part of a Participant's regular, recurring compensation for purposes of any termination, indemnity or severance pay law and will not be included in, nor have any effect on, the determination of awards under any other employee benefit plan or similar arrangement provided by Ohio Casualty or a Subsidiary unless expressly so provided by such other plan or similar arrangements, or except where the Committee or the Board of Directors determines that Non-Qualified Stock Options under the Plan may be made in combination with or in tandem with, or as alternatives to, grants, awards, or payments under any other Ohio Casualty or Subsidiary plans. The Plan notwithstanding, Ohio Casualty or any Subsidiary may adopt such other compensation programs and additional compensation arrangements as it deems necessary to attract, retain and reward employees for their service with Ohio Casualty and our Subsidiaries.

        19. Unfunded Plan. The Plan shall be unfunded. Except for reserving a sufficient number of authorized shares to the extent required by law to meet the requirements of the Plan, Ohio Casualty shall not be required to establish any special or separate fund or to make any other segregation of assets to assure payment of any grant under the Plan.

        20. Securities Law Restrictions. No common shares will be issued under the Plan unless counsel for Ohio Casualty is satisfied that the issuance will be in compliance with applicable federal and state securities law. Certificates for common shares delivered under the Plan may be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange upon which the common shares are then listed, or traded, the NASDAQ National Market or any applicable federal or state securities law. The Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.


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        21.  Stock Option Agreement.  Each Participant who is granted a Non-
Qualified Stock Option under the Plan shall enter into an agreement with Ohio Casualty in a form specified by the Committee agreeing to the terms and conditions of the Non-Qualified Stock Option and such related matters as the Committee, in its sole discretion, determines.

        22. Cost of Plan. The costs and expenses of administering the Plan will be borne by Ohio Casualty.

        23. Governing Law. The Plan and all actions taken thereunder will be governed by and construed in accordance with the laws of the State of Ohio.

        24. Effective Date. The Plan shall become effective on the date it is approved by the Board of Directors of Ohio Casualty.

        25.  Definitions.

                (a)  Cause.     The employment of a Participant will be deemed
        to be terminated for "Cause" if employment is terminated as a result of:

                [i] Any act of fraud, intentional misrepresentation, embezzlement, misappropriation or conversion of any Ohio Casualty or Subsidiary asset or business opportunity;

                [ii] Conviction of, or entering into a plea of nolo contendere to, a felony;

                [iii] Intentional, repeated or continuing violation of any of the policies or procedures of the Company or a Subsidiary that occurs or continues after Participant is notified that he or she has violated such a policy or procedure; or

                [iv] Any breach of a written covenant or agreement with the Company or any Subsidiary, including the terms of this Plan.

                (b) Code. The term "Code" means the Internal Revenue Code of 1986, as amended, and regulations and rulings thereunder. References to a particular section of the Code shall include references to successor provisions.

                (c) Committee. The "Committee" means the Executive Compensation Committee of the Board of Directors of Ohio Casualty or any other Committee constituted as provided in Section 2 of the Plan.

                (d) Common Shares. "Common shares" means the common shares, $.125 par value, of Ohio Casualty or any security of Ohio Casualty issued in substitution, exchange or in lieu thereof.


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                (e)  Disability.  The term "Disability" means a mental or
        physical condition which, in the opinion of the Committee, renders a Participant unable or incompetent to carry out the job responsibilities which such Participant held or the tasks to which such Participant was assigned at the time the disability was incurred, and which is expected to be permanent or for an indefinite duration exceeding one year.

                (f) Exchange Act. The term "Exchange Act" means the Securities Exchange Act of 1934, as amended, or a successor statute.

                (g) Fair Market Value. The "Fair Market Value" of Ohio Casualty's common shares at any time shall mean, on any given date, the closing price of the common shares, as reported on the NASDAQ National Market System or on any securities exchange on which the common shares are listed for such date or, if common shares were not traded on such date, on the next preceding day on which common shares were traded.

                (h) Non-Qualified Stock Option. A "Non-Qualified Stock Option" means any stock option granted under the Plan. No stock option granted under the Plan is intended to qualify as an "incentive stock option", under the provisions of Section 422 of the Code.

                (i) Ohio Casualty. "Ohio Casualty" means Ohio Casualty Corporation, an Ohio corporation, or any successor corporation.

                (j) Participant. The term "Participant" means an employee of Ohio Casualty or a Subsidiary who is granted a Non-Qualified Stock Option under the Plan.

                (k) Plan. The "Plan" means the Ohio Casualty Corporation 2002 Broad-Based Employee Stock Option Plan, as described herein and as it may be hereafter amended and from time to time in effect.

                (l) Retirement. The term "Retirement" shall mean an Employee's termination of employment after qualifying for normal or early retirement under The Ohio Casualty Insurance Company's tax-qualified defined benefit pension plan.

                (m) Subsidiary. The term "Subsidiary" shall mean any corporation, partnership, joint venture or business trust, fifty percent (50%) or more of the control of which is owned, directly or indirectly, by Ohio Casualty.


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